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EXHIBIT 10.22
EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (“Agreement”) is made as of the 21st day of April 2006 (hereinafter the “Effective Date”) by and between
GREEN CROSS VACCINE CORP., a corporation organized and existing under the laws of the Republic of Korea, having its registered offices at 227-3, Kugai-Ri, Kiheung-Eup, Yongin City, Kyounggi Province, Republic of Korea, (“Licensor”)
And
RHEIN BIOTECH GmbH, formed and in good standing under the laws of Germany, having its seat in Düsseldorf, Eichsfelder Strasse 11, 40595, Germany, (“Licensee” or “RBG”);
(With Licensor and Licensee, referred individually as a “Party” and collectively as the “Parties”).
WITNESSETH
WHEREAS,	Berna Biotech AG (“Berna”) is the owner of substantially all of the share capital of (1) Rhein Biotech NV, incorporated under the laws of the Netherlands having its registered office at Oude Maasstraat 47, NL 6229 BC Maastricht, The Netherlands (hereinafter “RBNV”), which prior to the Effective Date owned 100 percent of the share capital of RBG and of (2) Rhein Vaccines B.V., which owns 100% of the share capital of Licensor;
WHEREAS,	the Parties entered into a Development agreement dated January 1, 2003 (“Development Agreement”), whereby Licensee provided services for the development of Supervax (defined below) for and on behalf of Licensor; and subsequent thereto, the Parties enter into the “License Option Agreement Supervax” dated November 9, 2005 (“Option Agreement”), which grants the Licensee an exclusive worldwide option to an exclusive license for Supervax;
WHEREAS,	Dynavax, a vaccine company based in the USA, and RBNV entered into a Letter of Intent dated March 10, 2006, to sell RBG to Dynavax (the “Letter of Intent);
WHEREAS,	among other things the Letter of Intent also provided certain licensing terms regarding Supervax, which licensing terms regarding Supervax are being superseded by this Agreement;
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WHEREAS,	as an ancillary condition to the sale of RBG to Dynavax, Dynavax shall cause RBG to exercise the exclusive license option in the Option Agreement, and Licensor shall grant such exclusive license as provided for hereinbelow.
NOW THEREFORE, in consideration of the premises, the mutual understandings and the obligations herein contained, and intending to be legally bound, Licensor and Licensee do hereby agree as follows:
SECTION 1: DEFINITIONS
Plural used in this Agreement shall mean singular and vice versa. The following initially capitalized terms shall have the following meanings when used in this Agreement (and derivative forms of them will be interpreted accordingly):

1.1	“Actual Cost for Filling and Packaging of vials” shall mean the cost [ * ]

1.2	“Affiliate” shall mean (i) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a Party; or (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general-partnership interest, of a Party. Affiliates of Licensor include Crucell N.V., a Dutch corporation; RBNV; Rhein vaccines B.V.; and Berna Biotech AG. Affiliation shall be determined based on RBG being wholly owned by Dynavax, and not owned at all by RBNV.

1.3	“Cost for Registration” shall mean all costs related to entering into registrations, or obtaining regulatory approvals (such as BLAs and NDAs in the U.S. and regulatory approvals have a similar effect in other countries), in each case for Supervax for prophylactic applications or indications, including all direct, indirect, internal and external costs related to:
[ * ]
The Parties recognize that there is some overlap among different categories included in (a) – (b). Individual costs, however, shall not be double-counted across multiple categories. Any overlap between the categories shall not, however, be used or interpreted to narrow any of (a) – (b).

1.4	“Cost for Technology Transfer” shall mean all [ * ] respecting Supervax.

1.5	“Development Agreement” shall have the meaning given in the second recital above.

1.6	“Effective Date” shall have the meaning stated above in the first paragraph of this Agreement.

1.7	“Field” means the prevention (or prophylaxis) of disease in humans.

1.8	“Letter of Intent” shall have the meaning given in the third recital above.
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1.9	“License Revenues” shall mean all [ * ] in respect of such sublicense. To be clear, the following, even if received from a Sublicensee pursuant to such an agreement, are excluded from License Revenues:
[ * ]
As regards (c) and (d), the recovered (through the payment from the Sublicensee) expenses shall not then be included under any cost category that is included as a deduction to arrive at Net Profit. As regards (a), [ * ] As regards (b), [ * ] As regards (c), this exclusion from License Revenues is limited to actual cost and as regards internal personnel costs is limited to reasonable FTE rates at the rate of [ * ] adjusted for inflation every year by reference to [ * ] with the first adjustment to be made with respect to FTEs devoted in [ * ] plus all materials, travel and related expenses.

1.10	“Marketing, Sales & Distribution Expenses” shall mean Licensee’s and its Affiliates’ direct, indirect, internal and external costs to market, sell and distribute Supervax Program Products, including the following types of such costs: [ * ]

1.11	“Net Profit” shall mean the sum of [ * ] minus all of the following: [ * ]

To the extent such calculation results in a negative number (i.e., a loss) for the applicable reporting period, then [ * ]

Internal costs included in Net Sales shall be accounted for based on actual cost, with internal labor costs being billed at a rate of [ * ] adjusted for inflation every year by reference to [ * ] with the first adjustment to be made with respect to FTEs devoted in [ * ] External costs shall be accounted for at the amount equal to amounts paid out to third parties. RBG is entitled to do all accounting hereunder in accordance with U.S. generally accepted accounting principles, consistently applied.

If there is any overlap among different cost deduction categories used in the calculation of Net Sales and Net Profits, such individual costs, however, shall not be double-counted across multiple such deducted categories. Any overlap between the categories shall not be used or interpreted to narrow, however, any such deducted cost category.

1.12	“Net Sales” shall mean the gross invoice price of sales of Supervax Program Products made by Licensee, and its Affiliates to third parties (including distributors and Sublicensees) less deductions for [ * ] Sales made by third parties, such as Sublicensees, which sales are used to calculate the payment of License Revenues to Licensee, shall not be included in Net Sales. Sales from Licensee or its Affiliate to third-party selling agents or contractors, where Licensee or its Affiliate has no royalty or profit interest in the resales by the such agents or contractors (as in the case of a traditional distributor), shall be included in the calculation of Net Sales (although resales by such agents or contractors shall not be).

1.13	“Option Agreement” shall have the meaning given in the second recital above.

1.14	“Patent” shall mean granted patents, including utility models and certificates of invention, and reissues, re-examinations, supplementary protection certificates,
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extensions, and term restorations thereof, and patent applications therefor, including any continuations, continuations-in-parts, divisionals thereof, and the like.

1.15	“Patent Costs” shall mean all direct, indirect, internal and external patent preparation, prosecution, extension and maintenance costs specifically relating to Supervax Program Products or the manufacture, use, clinical testing thereof, including fees to patent offices and outside and counsel, and a reasonable accounting of internal legal resources, together with those costs referred to in the last sentence of Section 4.2 below as well as those referred to in the last sentence of Section 8.1.1 below.

1.16	“Payment Term” means, for a given country, the period from first commercial sale of the first Supervax Program Product in a given country, to [ * ] thereafter. Payment Term is determined on a country-by-country basis.

1.17	“Supervax Technology” shall mean all materials, information, experience and data, formulae, procedures, culture medium and growth conditions, results and specifications, manufacturing processes, equipment specifications, purification processes, regulatory filings, and rights of reference thereto, product registrations, and vaccine-related clinical and pre-clinical data, in written or electronic form, which are related specifically to Supervax, which (i) are in the possession of Licensor at the Effective Date, and/or has been transferred to Licensee prior to the Effective Date pursuant to the obligations of preceding Research/License Agreement, and the Development Agreement (as defined herein), (ii) are necessary or useful in connection with the research, development, manufacture of Supervax, (iii) are not subject to a third party confidentiality obligation that prevents Licensor from disclosing the same, and (iv) are not generally known or published. Schedule 1.11 provides an exemplary list of Supervax Know How. This list is not all-inclusive. Items otherwise fitting within the foregoing definition but not stated on such list remain nevertheless included in the Supervax Technology.

1.18	“Sublicensee” shall mean a third party to whom Licensee has granted a license and/or sublicense under the Supervax Technology to make, use, offer to sell, import, use or sell Supervax in the Field.

1.19	“Supervax” shall mean the current prophylactic two dose Hepatitis B vaccine that includes the [ * ] adjuvant. [ * ]

1.20	“Supervax Program Products” means all prophylactic Hepatitis B vaccines that contain all of the following: [ * ] The Supervax Program Products include Supervax.

In addition, throughout this Agreement the words “include” (and all conjugations of it), “such as” and “for example” shall each be deemed to be followed by the words “without limitation,” “but without limitation,” or similar language against construing the language as limiting.
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SECTION 2: LICENSE GRANT
2.1	Exclusive License. Licensor grants to Licensee and its Affiliates a profit share-bearing (solely as set forth in this Agreement), worldwide, exclusive (even as to Licensor and its Affiliates) license under the Supervax Technology to develop, make, have made, use, sell, offer to sell, store, import, export and distribute Supervax Program Products in the Field for the Term.

2.1.1	Sublicense Right. The license grant of Section 2.1 shall include the right to sublicense third parties (through one or more tiers or layers of sublicensees without consent from Licensor) the right to develop, make, have made, use, offer for sale, store, sell, import and/or export Supervax Program Products in the Field in one (1) or more countries of the world.

2.2	Retained Rights. Licensor shall retain the right to use the Supervax Technology to perform and have performed research and development in the Field, and any other activities, including commercial activities, provided the subject matter of such other activities are not [ * ] Supervax Program Products in the Field. As long as the exclusive license is in effect, the right to reference product registration files is not included. However to the extent any third party may reference such regulatory file for a generic marketing approval (i.e. an ANDA-like filing) Licensor may do the same, provided that it is understood and agreed Licensor must derive rights thereto in the same manner as third parties, and does not obtain any additional rights or access to such data through this agreement.

2.3	License Field Restrictions. The license grant of Section 2 is restricted by Section 6 of the Definitive Commercial Agreement among Licensee, RBNV, and Dynavax Technologies Corporation, of even date herewith, as quoted below:
“SECTION 6: COVENANTS NOT TO COMPETE
6.1 [ * ] RBG and Dynavax, for [ * ] after Closing, will not develop and/or market, and/or license others to develop and/or market, for [ * ] Hepatitis B vaccine, other than Heplisav Program Products.
6.2 [ * ] RBG and Dynavax, for [ * ] after Closing, will not develop and/or market, and/or license others to develop and/or market, [ * ] other than Heplisav Program Products.”
SECTION 3: DEVELOPMENT AND COMMERCIALIZATION OBLIGATIONS
3.0	Definition of Efforts. “Commercially Reasonable Diligent Efforts” shall mean a reasonable level of efforts, commensurate with the efforts that a similarly situated biotechnology company would devote to a product of similar potential and having similar commercial advantages and disadvantages, taking into account all relevant commercial factors such as: [ * ] In assessing Commercially Reasonable Diligent Efforts
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Efforts RBG and its Affiliates will ignore any negative impact to RBG and its Affiliates of Licensor’s Net Profit share or RBNV’s rights set forth in Section 3.1 and 3.2 of the Definitive Commercial Agreement among RBG, RBNV and Dynavax of even date with this Agreement.

3.1	Exertion of Efforts. RBG, and/or its Affiliates, shall exert Commercially Reasonable Diligent Efforts to develop and commercialize Supervax in those countries where it is reasonable in applying the Commercially Reasonable Diligent Efforts standard to do, including via the following kinds of activities:

3.1.1	progress a Supervax Program Product through development to registration, including conducting clinical trials and preparing and filing applications for registration;

3.1.2	scaling up the manufacturing process for a Supervax Program Product to the scale required for the clinical trials of Section 3.1.1;

3.1.3	developing a commercial production process for a Supervax Program Product, and implementing the same in a commercial manufacturing facility; and

3.1.4	marketing, offering to sell, selling, importing and distributing Supervax.

3.2	Decision as to for which Countries to Develop and Commercialize Supervax.

3.2.1	Licensee is entitled to decide for which countries it wishes to develop and commercialize Supervax, provided such decision is consistent with the Commercially Reasonable Diligent Efforts standard.

3.3	If Licensee takes the decision to file for marketing approval, and/or to market, no Supervax Program Product in any particular country in or for which Licensee has made a contrary decision for a Heplisav Program Product, and the Commercially Reasonable Diligent Efforts standard would require marketing Supervax in such country (taking into account all factors provided for in the definition of such standard above, including gray market effects on countries where Licensee will be marketing a Supervax Program Product and the potential impact on the selling price in such countries), then Licensee shall promptly inform Licensor in writing. Licensor may then inform Licensee, that for such country, Licensee’s exclusive license is revoked, and, thereafter Licensor or an Affiliate theoreof, will have the rights to register, market, offer to sell and sell Supervax in such country. Licensor shall have the right to reference regulatory dossiers useful for registration in such market. Licensor shall in this case be entitled under its license in Section 4.3.1 of the Definitive Commercial Agreement between the Parties of even date with this Agreement to manufacture Supervax Program Product solely to supply itself solely for such reverted countries. In addition, Licensee agrees to discuss in good faith with Licensor the possibility of Licensee supplying Licensor with quantities of Supervax Program Product for Licensor’s sales in any such reverted countries, but Licensor shall not be required to supply Licensor unless the Parties reach written agreement as to such supply and in any case Licensee shall not be required under any circumstances to prioritize supply for the reverted countries ahead of supply for countries where Licensee retains its license nor shall Licensee be required to increase its capacity for production of
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Supervax Program Products. Licensor will owe Licensee and shall pay Licensee [ * ] of Net Profits on Supervax in each reverted country (if there ever are any), applying the cost definitions and mechanics of set forth in this Agreement mutatis mutandis to calculate Licensor’s Net Profits and provide for it to pay Licensee’s share of it to Licensee.

3.4	Commercial Partners/Sublicensee Efforts. Licensee’s Affiliates’, Sublicensees’ and distributors’ efforts shall count as Licensees’ efforts for purposes of evaluating diligence under this Article 3.

3.5	Tolling in Case of [ * ] Licensee’s diligence obligations under this Article 3 shall be tolled for the period of any [ * ] of [ * ] of the [ * ] from [ * ] that [ * ]

3.6	Sole Diligence Obligations. Licensee’s sole obligations to practice or work the licensed technology and to diligently develop and commercialize hereunder shall be those explicitly set forth above in this Article 3. No other such obligations of any kind shall be imposed on License or any of its Affiliates, whether implied at law or in equity, or provided in statute.
SECTION 4: PAYMENT FOR GRANTED RIGHTS
4.1	Profit Sharing. The Parties hereby agree to share the Net Profits realized from the sale and licensing of Supervax in accordance with the following:

4.1.1	Development Reimbursement Share. Licensee shall pay Licensor [ * ] of the Net Profit until Licensee has paid Licensor an amount equal to the principal development investment made by Licensor pursuant to the Development Agreement, plus accumulated interest at [ * ] per annum, as per Schedule 1. Payment for Supervax attached hereto (“Development Investment”). This [ * ] share of Net Profits is payable until the Development Investment has been fully repaid to Licensor, even if [ * ]

4.1.2	Fully Reimbursed Share. During the Payment Term but after Licensee’s payments of Net Profit have equaled the Development Investment, Licensee shall pay Licensor [ * ] of the Net Profit earned in such time period.

4.1.3	No More Profit-Sharing After the Payment Term, Except to Reimburse the Development Investment. Except as provided in Section 4.1.1, Licensee shall not owe Licensor any further Net Profit with respect to each country in which the Payment Term has expired.

4.2	Licensee Obligations. Licensee shall be solely responsible for the payment of any royalties, license fees, and milestone or other payments due to third parties contracted by Licensee under licenses or similar agreements necessary to allow the manufacture, use or sale of Supervax in the Field. However, these amounts shall be included as a deduction in the calculation of Net Profits.
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SECTION 5: PAYMENTS; BOOKS AND RECORDS; AUDIT
5.1	Net Profit Reports and Payments. After the first Net Sale is recorded, Licensee agrees to submit quarterly written reports to Licensor within ninety (90) days after the end of each calendar quarter (December 31, April 1, July 1, and October 1), stating in each such report the number, description, and aggregate Net Sales sold during the calendar quarter by Licensee and its Affiliates (if applicable), the Net Profit and the amount owed to Licensor. Concurrently with the submission of such reports, Licensee, as the case may be, shall pay the Net Profit Share in accordance with Section 4.1.

5.2	Method of Payment.

5.3	All payments due hereunder to Licensor shall be paid in Euros in immediately available funds, for Licensor’s account, to a bank designated in writing by Licensor.

5.4	Interest. If any payment under this Agreement is not made by the date on which the same becomes due and payable, the late Party shall owe the other Party interest at the rate of LIBOR plus two percent (2%) per annum on any outstanding amount until payment is made in full.

5.5	No Refunds. Payments referred to herein shall not be refundable.

5.6	Currency Conversion. If any currency conversion shall be required in connection with the calculation of Profit Share hereunder, such conversion shall be calculated at the published rate of [ * ] for such period.

5.7	Withholding Taxes. If Licensee is required by law to withhold taxes from any payments due hereunder to Licensor, then Licensee shall be entitled to deduct the entire amount of the required withholding from the amount otherwise due hereunder, shall pay the amount required to be withheld to the relevant tax authority, and shall provide evidence of such payment to Licensor within sixty (60) days thereafter. Licensee agrees to reasonably cooperate with Licensor as to from what country payments required hereunder are made, provided that any change in country requested by Licensor does not have a negative impact on taxes due by Licensee (i.e., does not cause Licensee to owe greater taxes) that Licensor is unwilling to reimburse Licensee.

5.8	Records; Inspection. Licensee, its Affiliates and their Sublicensees, shall keep complete, true, and accurate books of account and records for the purpose of determining the Profit Share amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of Licensee, or its Affiliate, or Sublicensee, as the case may be, for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3) year period by an independent public accounting firm of national prominence retained by the other Party for the purpose of verifying the Net Profit Share statements, no more than once per set of records. Such inspections may be made no more than once each calendar year, at reasonable times mutually agreed by Licensee and Licensor. The Licensor’s representative or agent will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section shall be at the expense of the
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Licensor, unless a variation or error producing an increase exceeding [ * ] of the amount stated for any period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period will be paid the Licensee.
SECTION 6: CONFIDENTIALITY
6.1	This section 6 amends and restates the confidentiality provisions, as they pertain solely to Supervax, pursuant to (1) Section 4.1 of the Research License Agreement dated October 16, 1992, (2) Section 5a. of the Development Agreement dated January 1, 2003, and (3) Section 7 of the License Option Agreement Supervax dated November 9, 2005, each of (1), (2) and (3) between Licensee and Licensor’s Affiliate, Green Cross Vaccine Corp.

6.2	All documents, materials and know-how which may be furnished to the receiving Party hereto (the “Recipient”) by the disclosing Party hereto (the “Disclosing Party”) pursuant to this Agreement, and the predecessor agreements referred to in Section 6.1 hereinabove, shall be, if suitably marked or designated in tangible form, deemed the Disclosing Party’s “Proprietary Information” and, therefore, considered confidential and shall not be used by Recipient other than for the purposes licensed under this Agreement and for the exercise of the Recipient’s rights under this Agreement. Recipient shall use the same degree of care regarding Disclosing Party’s Proprietary Information as it uses in protecting and preserving its own proprietary/confidential information of like kind to avoid disclosure or dissemination thereof, but no less than a reasonable degree of care. Information which is disclosed orally or otherwise than in tangible form shall be considered Proprietary Information if: (a) the information is identified as confidential at the time of disclosure and a written summary is provided to the Recipient within thirty (30) days thereafter, or (b) the information is identified as confidential in writing and provided to the Recipient prior to or at the time of disclosure by the Disclosing Party.

6.3	This confidentiality obligation shall not apply to information if the information: (a) is publicly known or which the Recipient has documentary records which establish its or its Affiliate’s knowledge prior to this disclosure; (b) subsequently becomes publicly known and/or published through no fault of the Recipient; (c) is independently developed without use or reference to the other Party’s Proprietary Information; (d) is required by operation of law or requirement of a governmental authority or rules of any securities exchange having jurisdiction to be disclosed (provided that the Party making the required disclosure gives reasonable (under the circumstances) advance notice of the required disclosure and all reasonable assistance to seek confidential treatment or a protective order if appropriate ); or (e) is or was brought to the Recipient’s attention by a third Party who has a legal right to do so.
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SECTION 7: PUBLICATIONS AND PUBLICITY
7.1	Each Party agrees not to use the name of the other Party or any member of its staff in sales promotion work or advertising, or in any other form of publicity, without the written permission of the other Party.

7.2	Neither Party shall disclose in any press release, public statement, or public release, the terms of this Agreement or any information with respect to this Agreement (including, without limitation, any release of information in connection with any scientific and medical conference) without the other Party’s express written permission. The foregoing shall not apply to disclosures under an understanding of confidentiality or to information, which had theretofore been disclosed by or with the consent of the other Party. Either Party will be free to publish the results of the Supervax project after providing the other Party with a [ * ] (which period shall commence to the date that the other Party receives the text which is to be published and a summary of the manner of intended publication) in which to review and approve each publication, which approval shall not be unreasonably withheld. In any such publication by Licensor, Licensee’s contribution shall be acknowledged by Licensor. Notwithstanding any of the foregoing, nothing in this Agreement shall be deemed to prevent a Party (or its Affiliate) from complying with its reporting requirements as part of its responsibilities as a public company. This includes public company reporting requirements of Dynavax Technologies Corporation, a Delaware corporation. Accordingly, while Licensee will attempt to give Licensor advance notice of any such required disclosures, and will reasonably consider Licensee’s comments thereon if provided on a timeline that is reasonable in view of the required disclosure, Licensee and its Affiliates retain the right to make all legally required disclosures (including as legally required based on SEC interpretations), based on the good faith advice of its outside corporate counsel.
SECTION 8: INTELLECTUAL PROPERTY
8.1	Defense of Third Party Infringement Claims.

8.1.1	Infringement Claims. If the production, sale or use of any Supervax in the Field results in a claim, suit or proceeding alleging patent infringement against Licensee or Licensor (or their respective Affiliates or Sublicenses), such Party shall promptly notify the other Party hereto in writing setting forth the facts of such claim in reasonable detail. The Party subject to such claim shall have the exclusive right to defend and control the defense of any such claim, suit or proceeding, at its own expense, using counsel of its own choice, provided, however, it shall not enter into any settlement which admits or concedes that any aspect of the Patent or Know How of the other Party hereto is invalid or unenforceable without the prior written consent of such other Party. Such Party shall keep the other Party hereto reasonably informed of all material developments in connection with any such claim, suit or proceeding. All liabilities under this Section are and shall be deemed deductible costs in the calculation of Net Profits via inclusion within the Patent Costs.
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SECTION 9: WARRANTIES, INDEMNIFICATION AND INSURANCE
9.1	Disclaimer. UNLESS EXPRESSLY STATED HEREIN, LICENSOR DISCLAIMS ALL WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER, INCLUDING BUT NOT LIMITED TO WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY CONCERNING THE SUPERVAX KNOW HOW, AND THAT LICENSEE’S USE OF SUPERVAX KNOW HOW WILL BE FREE FROM INFRINGEMENT OF PATENTS OF THIRD PARTIES.

9.2	Warranties and Representations.

9.2.1	Both Parties. Licensor and Licensee warrant and represent that: (i) they have the power and authority to enter into this Agreement and perform the responsibilities and obligations herein and the execution and delivery of this Agreement has been duly authorized; (ii) they have the power to carry out their obligations under this Agreement; and (iii) nothing in this Agreement or in the execution or performance thereof shall constitute a breach, violation or default of any provision contained in such Party’s certificate or articles of incorporation or other organizing instruments nor violate any contract or other commitment of such Party.
9.2.2	Licensor Representations. Licensor represents and warrants to Licensee the following:

9.2.2.1	Licensor shall not grant, during the Term, any rights to third parties, or take any actions or fail to take any actions, which grant or action(s) would impair the rights granted to Licensee herein.

9.2.2.2	As of the Effective Date, Licensor has sufficient legal and/or beneficial title to, and/or the right to license, the Supervax Technology necessary for the purposes contemplated under this Agreement and to grant the licenses contained herein, including those items of Supervax Technology listed in Schedule 1.1.

9.2.2.3	As of the Effective Date, Licensor is not aware, nor should it be aware, of any third party communications alleging that any Supervax Technology licensed under this Agreement would infringe any valid patent rights of any third party.

9.2.2.4	As of the Effective Date, Licensor does not own, does not control, and has not filed, any Patent that claims one or more inventions relating to the composition, formulation, manufacture and/or the use, of Supervax Program Products, and is not entitled to assignment from any other entity any Patent claiming an invention made prior to the Effective Date which invention relates to the composition, formulation, manufacture and/or use of Supervax Program Products.
9.3	Indemnification.

9.3.1	Except to the extent resulting from the willful misconduct or gross negligence, or breach of representation and warranty of Licensor or any of its Affiliates, Licensor shall not be liable for and Licensee shall indemnify and hold Licensor harmless against any and all liabilities, damages, losses, costs, and expenses, whether direct or indirect, consequential, incidental, including reasonable attorney’s fees, in all cases that are paid
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to third parties (“Damages”), resulting from claims, demands, actions, other proceedings and judgments in all cases brought or obtained by third parties (“Third-Party Claims”) arising out of: the offer for sale, sale, manufacture, importation and/or use of Supervax by Licensee, its licensees, distributors, employees, consultants and investigators, or agents during or after Licensee-authorized pre-clinical and clinical studies, and as a result of the manufacture and/or sale of Supervax.
9.3.2	Licensor shall indemnify, defend and hold harmless Licensee and its Affiliates and their directors, officers and employees from and against all Damages to the extent resulting from Third-Party Claims arising out of the willful misconduct or gross negligence, or breach of representation and warranty of, Licensor and/or any of its Affiliates.

9.4	Indemnification Procedure. If a Party (the “Indemnitee”) intends to claim indemnification hereunder, Indemnitee shall promptly notify the other Party (the “Indemnitor”) of any claim, demand, action, or other proceeding for which the Indemnitee intends to claim such indemnification. The Indemnitor shall have the right to participate in, and to the extent the Indemnitor so desires jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the right to retain its own counsel at Indemnitee’s own expense. The indemnity obligations under Section 9.3 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the prior express written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the Indemnitor within a reasonable time after notice of any such claim or demand, or the commencement of any such action or other proceeding, only to the extent actually prejudicial to its ability to defend such claim, demand, action or other proceeding, shall relieve such Indemnitor of any liability to the Indemnitee under Section 9.3 with respect thereto, but the omission so to deliver notice to the Indemnitor shall not relieve it of any liability that it may have to the Indemnitee otherwise than under Section 9.3. The Indemnitor may not settle or otherwise consent to an adverse judgment in any such claim, demand, action or other proceeding, that diminishes the rights or interests of the Indemnitee without the prior express written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. The Indemnitee, its Affiliates, and all of their employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Section 9.4.

If the Parties cannot in good faith agree as to the application of Section 9.3’s subsections to any particular Claim, then each Party may the conduct its own defense of such Claim and reserves the right to claim indemnification (to the extent provided for in Section 9.3) from the other Party upon resolution of the underlying Claim.

9.5	LIMITATION OF LIABILITY. EXCEPT TO THE EXTENT A PARTY IS REQUIRED TO INDEMNIFY THE OTHER FOR AMOUNTS PAID TO THIRD PARTIES OR AS REGARDS THE BREACH OF ANY CONFIDENTIALITY
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OBLIGATION, PUNITIVE, EXEMPLARY, MULTIPLIED OR CONSEQUENTIAL DAMAGES (SUCH AS LOST PROFITS, OPPORTUNITY COSTS, MISSED BUSINESS OPPORTUNITIES, OR OTHER THINGS CAUSED BUT NOT PROXIMATELY CAUSED BY ANY BREACH OR DEFAULT UNDER THIS AGREEMENT, WHETHER THE THEORY OF LIABILITY IS GROUNDED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) PRODUCT LIABILITY OR OTHERWISE), AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES. NO PARTY MAY SEEK OR OBTAIN PREJUDGMENT INTEREST OR ATTORNEY’S FEES OR COSTS. To be clear, this does not negate Licensor’s right to its direct damages equal to its share of Net Profits as provided for hereunder, if notwithstanding earning such Net Profits Licensee does not pay to Licensor the required share.
SECTION 10: TERM AND TERMINATION
10.1	Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Section 10, shall continue in full force and effect in perpetuity, even though the payment obligation under Section 4.1.1 ends once the Development Investment has been repaid and the obligations to pay a share of Net Profits in Section 4.1.2 ends on a country-by-country basis as the Payment Term expires in each country.

10.2	Termination for Cause. Either Party to this Agreement may terminate this Agreement in the event the other Party shall be in material breach of this Agreement (including by default), and such material breach shall have continued uncured for [ * ] after written notice thereof was provided to the breaching Party by the non-breaching Party. Any termination shall become effective at the end of such [ * ] period unless the breaching Party (or any other Party on its behalf) has cured any such breach or default prior to the expiration of the [ * ] period, or in the case of a breach incapable of cure during such time period, delivered a plan to cure the breach as promptly as practicable by the application of Commercial Reasonable Diligent Efforts, together with an undertaking to carry out such plan. However, if Licensee terminates this Agreement due to Licensor being in material breach of this Agreement, which breach cannot be or is not cured as provided in this Section, the licenses granted by Licensor in Section 2.1 shall continue after such termination.

10.3	Entire Agreement. Licensee and Licensor may terminate this Agreement upon mutual agreement at any time.
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10.4	Termination Upon Insolvency or Bankruptcy. The Parties acknowledge that the Supervax Technology are ‘intellectual property’ for purposes of Section 365(n) of the U.S. Bankruptcy Code and that Licensee will have the ability to exercise all rights provided by Section 365(n) with respect to the Supervax Technology licensed hereunder. In this regard, the Parties agree that Section 365(n) of the U.S. Bankruptcy Code will govern Licensee’s and Licensor’s rights to intellectual property licensed under this Agreement in the event Licensor files for or is placed in bankruptcy. The Parties explicitly intend that to the extent the laws of another country whose laws govern the bankruptcy (or similar status) of Licensor afford or allow for similar protection of a license in bankruptcy, such protection shall extend to the license granted in Section 2.1 hereof and such license shall not be terminated based on the bankruptcy (or similar status) of Licensor.

10.5	Rights and Obligations on Term, Termination, or Suspension.

10.5.1	Termination by either Party pursuant to this Article shall not prejudice any other remedy that a Party might have. Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

10.5.2	Except for termination by Licensee pursuant to Section 10.2, upon termination of this Agreement by either Party, at Licensor’s written request, Licensee and its Affiliates shall destroy all supplies of Supervax Technology, and all documents describing Supervax Technology, and shall promptly thereafter confirm such destruction in writing to Licensor.

10.5.3	Return of Materials. Upon any termination of this Agreement, Licensee and Licensor shall promptly return to the other all Confidential Information received from the other (except one copy of which may be retained for archival purposes).

10.5.4	Stock on Hand. In the event this Agreement is terminated for any reason, the Licensee and their respective Affiliates and Sublicenses shall have the right to sell or otherwise dispose of the stock of any Supervax then on hand, subject to the payment of Profit Share as provided herein.

10.5.5	Survival on Termination. If this Agreement terminates or expires for any reason, Sections 1, 5.8, 6, 7, 8 (as applied to Damages resulting from Third-Party Claims arising out of activities occuring during the term of the Agreement and 9-12 shall survive such termination or expiration.

10.5.6	No Prejudice of Rights. Termination by either Party pursuant to this Article shall not prejudice any other remedy that a Party might have, nor shall it affect either Party’s accrued rights.
SECTION 11: DISPUTE RESOLUTION
11.1	Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the Term, which disputes relate to either Party’s rights and/or
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obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 11 if and when a dispute arises under this Agreement. Unless otherwise specifically recited in this Agreement, disputes between the Parties will be resolved as recited in this Section 11.
11.2	Dispute Resolution through Party Management. If the Parties are unable to resolve a dispute within thirty (30) days of being requested by a Party to resolve a dispute, any Party may, by written notice to the other, have such dispute referred to their respective chief executive officers or duly authorized designees, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. In the event the designated executive officers are not able to resolve such dispute within such period, either Party may at anytime after the thirty (30) day period invoke the provisions of Section 11.3 hereinafter.

11.3	Arbitration. Any controversy, dispute or claim which is not resolved pursuant to Section 11.2 and which may arise out of or in connection with this Agreement, including the exhibits attached hereto, or the interpretation, enforceability, performance, breach, termination or validity thereof, including disputes relating to alleged breach or termination of the foregoing (each a “Dispute”) shall be resolved by binding arbitration in accordance with the Rules of the London Court of International Arbitration then pertaining, except where this rules conflict with this provision, in which case this provision controls. The Arbitration shall be held in English and shall take place in London. Subject to Section 11.6, the Dispute shall be construed in accordance with the laws of [ * ] exclusive of its conflicts of law rules. The arbitration tribunal shall consist of three neutral arbitrators, each of whom shall be an attorney who has at least fifteen (15) years of experience in the biopharmaceutical field with a law firm or corporate law department or was a judge of a court of general jurisdiction who has at least fifteen (15) years of experience in the biopharmaceutical field. However: (X) at least one of the arbitrators must be an attorney described in clause (a) of the foregoing sentence; (Y) at least one of the arbitrators must be trained in [ * ] law and have been admitted to practice in [ * ] ; and (Z) at least one of the arbitrators must be a native English speaker. The arbitrators shall be neutral, independent, disinterested, and impartial. Each Party shall nominate in the request for arbitration and the answer thereto one arbitrator and the two arbitrators so named will then jointly appoint the third arbitrator as chairman of the arbitration tribunal. After appointment, the Parties shall have no ex-parte communication with their proposed arbitrator. If one Party fails to nominate its arbitrator or, if the Parties’ arbitrators cannot agree on the person to be named as chairman within thirty (30) days, the President of the London Court of International Arbitration shall make the necessary appointments. Within thirty (30) days of initiation of arbitration, the Parties shall reach agreement upon and thereafter follow procedures assuring that the arbitration will be concluded and the award rendered within no more than eight (8) months from selection of the arbitrators. Failing such agreement, the Arbitration [ * ] will control the procedures and scheduling and the Parties will follow such procedures and meet
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such a time schedule. Each Party has the right before or, if the arbitrators cannot hear the matter within an acceptable period, during the arbitration to seek and obtain from any court of competent jurisdiction provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration. Any request for such provisional measures by a Party to a court shall not be deemed a waiver of this agreement to arbitrate. In addition, the Arbitrator Tribunal may, at the request of a Party, order provisional or conservatory measures (including, without limitation, preliminary injunctions to prevent breaches hereof) and the Parties shall be able to enforce the terms and provisions of such orders in any court having jurisdiction. The decision of the arbitration tribunal must be in writing and must specify the basis on which the decision was made, and the award of the arbitration tribunal shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order of enforcement. THE ARBITRATOR SHALL NOT AWARD ANY PARTY PUNITIVE, EXEMPLARY, MULTIPLIED OR CONSEQUENTIAL DAMAGES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES. NO PARTY MAY SEEK OR OBTAIN PREJUDGMENT INTEREST OR ATTORNEY’S FEES OR COSTS.
11.4	Enforcement. The arbitral award, including any injunctive relief granted, may be enforced in any court of competent jurisdiction (i.e. any court having subject matter jurisdiction over the dispute and personal jurisdiction over the Parties).

11.5	Confidential Information. With respect to any dispute relating to the misuse and/or misappropriation of a Party’s Confidential Information, in each case, a Party may seek preliminary injunctive relief pending resolution of the Dispute under Section 11.3, and submit such dispute to any court of competent jurisdiction (i.e. any court having subject matter jurisdiction over the dispute and personal jurisdiction over the Parties).
SECTION 12: MISCELLANEOUS
12.1	Entire Agreement. This Agreement, together with the Definitive Commercial Agreement, contains the entire agreement of the Parties regarding the subject matter hereof and supersedes all prior agreements, understandings, and negotiations regarding the license rights to Supervax, including the Development Agreement, the Letter of Intent and the Option Agreement. Such superseded agreements shall not be used to interpret this Agreement. This Agreement may not be changed, modified, amended, or supplemented except by a written instrument signed by both Parties hereto.

12.2	Severability. If any portion of this Agreement shall be finally determined by any court or governmental agency of competent jurisdiction to violate applicable law or otherwise not to conform to requirements of law, then the remainder of the Agreement shall not be affected thereby; provided, however, that if any provision hereof is invalid or unenforceable, then a suitable and equitable provision shall be substituted therefore
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in order to carry out,so far as may be valid and enforceable, the intent and purpose of the Agreement including the invalid or unenforceable provision.

12.3	Force Majeure. Neither Party or its Affilaites shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such Party, which causes such Party to be unable to perform its obligations under this Agreement, and which it has been unable to overcome by the exercise of due diligence. In the event of the occurrence of such a force majeure event, the Party unable to perform shall promptly notify the other Party. It shall further use its best efforts to resume performance as quickly as possible and shall suspend performance only for such period of time as is necessary as a result of the force majeure event..

12.4	Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute Licensee and Licensor as partners or joint venturers with respect to this Agreement. Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement, or undertaking with any third party.

12.5	Notices Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be forwarded to the respective addresses set forth below unless subsequently changed by written notice to the other Party:

If to Licensor:	Green Cross Vaccine Corp.
227-3, Kugai-Ri, Kiheung-Eup
Yongin City
Kyounggi Province
Republic of Korea
[ * ]

Required copy to Rhein Biotech NV:
Rhein Biotech NV
Oude Maasstraat 47,
NL 6229 BC Maastricht,
The Netherlands
[ * ]

If to Licensee:	Rhein Biotech GmbH
Eichsfelder Strasse 11
Dusseldorf 40595
Germany
[ * ]

Required copy to Dynavax Technologies Corporation:
Dynavax Technologies Corporation
2929 Seventh Street, Suite 100
Berkeley, CA 94710
USA
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[ * ]
ATTN: LEGAL DEPARTMENT
12.6	Headings. The paragraph headings herein are inserted for convenience only and shall not be construed to limit or modify the scope of any provision of this Agreement.

12.7	Assignment and Successors Rights/Waiver. Except in connection with a sale by a Party of all or substantially all of its assets to which this Agreement relates, or a Party’s merger with another entity, or an assignment to a Party’s Affiliate, this Agreement may not be assigned without the prior written consent of either Party, and is binding upon and shall inure to the benefit of the Parties hereto, their representatives, successors and permitted assigns. No failure or successive failures on the part of either Party, its successors or permitted assigns, to enforce any covenant or agreement, and no waiver or successive waivers on its or their part of any condition of this Agreement, shall operate as a discharge of such covenant, agreement or condition, or render the same invalid, or impair the right of either Party, its successors and permitted assigns to enforce the same in the event of any subsequent breach or breaches by the other Party, its successors or permitted assigns.

12.8	Choice of Law. Subject to the bankruptcy treatment of intellectual property pursuant to Section 11.6, this Agreement shall be exclusively governed by and construed in accordance with the laws of [ * ] (without giving effect to its conflict of law rules and regulations).
IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed, in two copies, each an original, by their respective duly authorized officers and representatives with effect as of the date first above written.
RHEIN BIOTECH GmbH

/s/ Frank Ubags

By:	Frank Ubags	By:	blank
Title:	CEO	Title:	blank
Date:	21 April, 2006	Date:	blank
GREEN CROSS VACCINE CORP

/s/ C.P.E. Moonen

By:	C.P.E. Moonen	By:	blank
Title:	Managing Director	Title:	blank
Date:	21 April, 2006	Date:	blank
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Schedule 1.1
Examples of Supervax Technology
[ * ]
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Schedule 1
Development Investment
[ * ]
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